UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

ABX AIR, INC.

(Exact name of registrant as specified in its charter)

DE	0-50368	91-1091619
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

145 Hunter Drive, Wilmington, OH 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-5591

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On March 16, 2006, ABX Air, Inc. issued a press release relating to its results for the quarter and year-ended December 31, 2005. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01    Regulation FD.

On March 16, 2006, ABX Air, Inc. issued a press release announcing that it had reached an agreement with DHL that will reduce the range of services provided by ABX Air, Inc. under the Hub and Line-Haul Services Agreement during 2006, and provides a framework for negotiating other potential changes in both the Hub and Line-Haul Services Agreement and ACMI Service Agreement. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release issued by ABX Air, Inc. on March 16, 2006, relating to its results for the quarter and year-ended December 31, 2005.

99.2	Press release issued by ABX Air, Inc. on March 16, 2006, regarding notification of intent to reduce hub services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABX AIR, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President General Counsel & Secretary

Date: March 16, 2006